UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          □

Item 5.07.          Submission of Matters to a Vote of Security Holders

On July 26, 2018, Royale Energy, Inc., or “Royale” (OTCQB:  ROYL), held its annual meeting of shareholders.  At the meeting, holders of Royale’s common stock voted to approve the following actions:

(1)	Electing seven members of the board of directors to serve until the next annual shareholders’ meeting, or until their successors are elected; and
(2)	Ratifying the appointment of SingerLewak, LLP, as Royale’s auditors for the 2018 fiscal year.

At the meeting, 39,268,390 shares of Royale’s common stock were represented in person or by proxy, or 81.13% of the Company’s voting common stock.  No shares of Royale preferred stock were eligible to vote at the meeting.

The final results of voting on each proposal are set forth below.

(1)	Election of directors. All seven nominees were elected to serve until the 2019 annual meeting, and until their successors are duly elected.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes

Rod Eson	25,640,389	174,166		13,453,835
Thomas M. Gladney	25,703,292	111,263		13,453,835
Jonathan Gregory	25,705,732	108,823		13,453,835
Johnny Jordan	25,708,727	105,828		13,453,835
Barry Lasker	25,704,292	110,263		13,453,835
Mel G. Riggs	25,708,731	105,824		13,453,835
Robert Vogel	25,698,292	116,263		13,453,835

(2)	The shareholders ratified appointment of SingerLewak, LLP, as Royale’s independent auditor.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,777,792	362,215	128,383	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 31, 2018	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer and Secretary